UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2003

VLPS Lighting Services International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23159	75-2239444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8617 Ambassador Row, Suite 120, Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (214) 630-1963

Item 5.    Other Events.

On August 13, 2003, VLPS Lighting Services International, Inc. (the “Company”) issued a press release announcing that its Board of Directors approved a $0.04 per share dividend to be paid to all shareholders of record on August 25, 2003.  The dividend is expected to be paid on September 4, 2003.

In the same press release, the Company also announced that its Board of Directors determined to deregister the Company’s common stock with the Securities and Exchange Commission and delist the Company’s common stock from the Nasdaq National Market.  The Company intends to file a Form 15 with the Securities and Exchange Commission to deregister its common stock and suspend its reporting obligations under the Securities and Exchange Act of 1934.  The Company plans to complete the deregistration and delisting of its common stock on September 19, 2003.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

c) Exhibits.

99.1                                                                           Press release of the Company dated August 13, 2003.

Item 12. Results of Operations and Financial Conditions.

The information in this Item 12 of Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 12 of Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On August 13, 2003, the Company issued a press release announcing its financial results for the quarter ended June 30, 2003.  A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VLPS LIGHTING SERVICES INTERNATIONAL, INC.

Date:	August 13, 2003	By:	/s/ JEROME L. TROJAN III
Jerome L. Trojan III
Vice President - Finance, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)